UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2008
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:  (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On December 12, 2008, our Board of Directors amended and restated our By-Laws. The following summary of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws filed as Exhibit 3.1 and incorporated by reference herein. In addition to the amendments described below, the Amended and Restated By-Laws include grammatical and other non-substantive changes.
•	Article II was amended to (a) require that stockholders providing advance notice to ConocoPhillips with respect to director nominations or proposals of other business provide additional information concerning hedging/derivative transactions; and (b) provide that stockholder nominations be made exclusively through the stockholder notice provisions of Article II, Section 10 of our Amended and Restated By-Laws.

•	Article VIII was amended to provide that (1) the rights to indemnification and advancement provided for in our By-Laws (i) are contractual and (ii) provide the fullest protection permitted under Delaware state law; (2) the rights to indemnification and advancement provided for in our By-Laws may not be retroactively amended to adversely affect the rights of indemnified persons arising in connection with any conduct or circumstances occurring prior to such amendment; and (3) if a director or officer claiming indemnification so elects, the determination of eligibility for indemnification shall be made by independent counsel to be chosen by the ConocoPhillips Board of Directors, or by the director or officer himself if ConocoPhillips has undergone a change in control within the past two years.
     The By-Law amendments are effective as of December 12, 2008. A complete copy of our Amended and Restated By-laws, as amended, are attached as Exhibit 3.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description

3.1	Amended and Restated By-Laws of ConocoPhillips, as amended and restated on December 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Janet Langford Kelly
December 12, 2008	Janet Langford Kelly
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Amended and Restated By-Laws of ConocoPhillips, as amended and restated on December 12, 2008.